UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2009

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Common Stock Underwriting Agreement

On December 8, 2009, Energy XXI (Bermuda) Limited (the “Company”) entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with UBS Securities LLC and Credit Suisse Securities (USA) LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Common Stock Underwriters”), pursuant to which the Company agreed to sell 90,000,000 shares (the “Firm Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Shares”), at a price of $1.90 per Common Share ($1.80 per Common Share, net of underwriting discount).  Pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters a 30-day option to purchase up to an additional 13,500,000 Common Shares on the same terms as the Firm Common Shares to cover over-allotments, if any.  The offer and sale of the Common Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-148713) of the Company, as supplemented by the Prospectus Supplement dated December 8, 2009 relating to the Common Shares, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on December 9, 2009.  The Company expects the transaction to close on December 14, 2009.

The Common Stock Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Common Stock Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The summary of the Common Stock Underwriting Agreement set forth in this Section 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Preferred Stock Underwriting Agreement

On December 8, 2009, Energy XXI (Bermuda) Limited (the “Company”) entered into an Underwriting Agreement (the “Preferred Stock Underwriting Agreement”) with UBS Securities LLC and Credit Suisse Securities (USA) LLC, as joint book-running managers (the “Preferred Stock Underwriters”), pursuant to which the Company agreed to sell 1,000,000 shares (the “Firm Preferred Shares”) of the Company’s 7.25% perpetual convertible preferred stock, par value $0.001 per share (the “Preferred Shares”), at a price of $100 per Preferred Share ($97.00 per Preferred Share, net of underwriting discount).  Pursuant to the Preferred Stock Underwriting Agreement, the Company granted the Preferred Stock Underwriters a 30-day option to purchase up to an additional 100,000 Preferred Shares on the same terms as the Firm Preferred Shares to cover over-allotments, if any.  The offer and sale of the Preferred Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-148713) of the Company, as supplemented by the Prospectus Supplement dated December 8, 2009 relating to the Preferred Shares, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on December 9, 2009.  The Company expects the transaction to close on December 14, 2009.

The Preferred Stock Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Preferred Stock Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The summary of the Preferred Stock Underwriting Agreement set forth in this Section 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.2 hereto and incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The matters described below under Item 5.03 are incorporated herein by reference.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the offering of the Preferred Shares, as described in Item 1.01 above, on December 8, 2009, the Company adopted a Certificate of Designation to designate up to 1,100,000 of the Company’s 7.25% convertible perpetual preferred stock, par value $0.001 per share (the “Convertible Preferred Stock”).  The following is a summary of the material terms of the Preferred Stock set forth in the Certificate of Designations.

The annual dividend on each share of Convertible Preferred Stock is $7.25 and is payable in cash, common stock or a combination thereof at the Company’s election, in arrears, on each March 15, June 15, September 15 and December 15, commencing on March 15, 2010, to holders of record on each March 1, June 1, September 1 and December 1.  If dividends are paid in common stock, such shares will be valued at 95% of the Daily VWAP for the ten days preceding the second trading day immediately prior to the record date for such dividend.  In addition, if dividends are paid in common stock, such shares will be delivered to the dividend agent and the Company will instruct such agent to either (1) sell such shares for cash on behalf of the holders of the Convertible Preferred Stock and deliver the net proceeds to such holders, less any withholding taxes, or (2) deliver such shares to or for the account of such holders less any shares required to be sold for withholding taxes.

The Convertible Preferred Stock is not redeemable by the Company at any time. Each share of Convertible Preferred Stock has a liquidation preference of $100 per share and is convertible, at the holder’s option at any time, initially into 43.8596 shares (the “Conversion Rate”) of the Company’s common stock (equal to an initial conversion price of $2.28 per share (the “Conversion Price”)) subject in each case to specified adjustments as set forth in the Certificate of Designations. Based on the initial Conversion Rate, 48,245,560 shares of common stock would be issuable upon conversion of all 1,100,000 shares of the Convertible Preferred Stock.

On or after December 15, 2014, the Company may at its option cause all outstanding shares of Convertible Preferred Stock to be automatically converted into common stock at the then-prevailing Conversion Rate, if the Daily VWAP of the Company’s common stock equals or exceeds 150% of the then-prevailing Conversion Price for at least 20 trading days in a period of 30 consecutive trading days.

If a holder converts its Convertible Preferred Stock at any time beginning at the opening of business on the trading day immediately following the effective date of a transaction that constitutes a fundamental change and ending at the close of business on the 30th trading day immediately following such effective date, the holder will automatically receive a number of shares of the Company’s common stock equal to the greater of:

•	the sum of (i) a number of shares of the Company’s common stock based on the prevailing Conversion Rate and (ii) the make-whole premium, if any, as identified in the chart below; and

•
a number of shares of the Company’s common stock equal to the lesser of (i) the liquidation preference divided by the Market Value of the Company’s common stock  on the effective date of a fundamental change and (ii) 105.2632 (subject to adjustment).

In addition, each holder will upon conversion in connection with a fundamental change have the right to receive an amount equal to all accrued, cumulated and unpaid dividends on the Convertible Preferred Stock, paid in cash, common stock or a combination thereof.

The following table sets forth the stock price paid, or deemed paid, per share of the Company’s common stock in a transaction that constitutes the fundamental change, the effective date and the make-whole premium (expressed as a number of additional shares of the Company’s common stock that will be added to the Conversion Rate ) to be paid upon a conversion in connection with a fundamental change:

	Stock Price ($)[1]
Effective Date	$1.90	$2.25	$2.50	$2.75	$3.00	$3.25	$3.50	$3.75	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00
December 14, 2009...	8.7720	7.6995	6.4220	5.4109	4.5952	3.9269	3.3722	2.9067	2.5125	1.8870	1.4206	0.7952	0.4232	0.2022	0.0765	0.0145
December 15, 2010..	8.7720	7.0027	5.8084	4.8698	4.1175	3.5045	2.9982	2.5752	2.2183	1.6547	1.2368	0.6801	0.3521	0.1600	0.0536	0.0032
December 15, 2011..	8.7720	6.2838	5.1618	4.2909	3.6008	3.0446	2.5896	2.2125	1.8967	1.4021	1.0387	0.5592	0.2801	0.1195	0.0339	0.0023
December 15, 2012..	8.7720	5.5230	4.4467	3.6297	2.9973	2.4992	2.1004	1.7765	1.5098	1.1008	0.8065	0.4248	0.2058	0.0820	0.0189	0.0009
December 15, 2013..	8.7720	4.6819	3.5806	2.7736	2.1781	1.7348	1.4010	1.1462	0.9484	0.6666	0.4783	0.2457	0.1138	0.0395	0.0043	0.0023
December 15, 2014 and thereafter……….	8.7720	4.1474	2.8287	1.7739	0.9365	0.3015	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1) The stock prices set forth in the table will be adjusted as of any date on which the Conversion Rate  of the Convertible Preferred Stock is adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the Conversion Rate immediately before the adjustment; and

•	whose denominator is the adjusted Conversion Rate.

In addition, the number of additional shares in the table will be adjusted at the same time, in the same manner in which, and for the same events for which, we must adjust the Conversion Rate.

Except as required by the law of Bermuda or the Company’s Memorandum of Association and the Certificate of Designation, or for the authorization of any class of the Company’s capital stock senior to the Convertible Preferred Stock, holders of the Convertible Preferred Stock will have no voting rights unless dividends are in arrears and unpaid for six or more quarterly periods. Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on the Company’s board of directors will increase by that same number.

No dividends may be declared and paid upon, or set apart for payment upon, the Company’s common stock or any other junior stock  unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration or payment.

The foregoing description of the Certificate of Designations, which sets the terms of the Convertible Preferred Stock, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On December 9, 2009, the Company issued a press release announcing that it had priced the concurrent offerings of 90,000,000 Common Shares and 1,000,000 Preferred Shares.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated December 8, 2009, by and among Energy XXI (Bermuda) Limited, UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated December 8, 2009, by and among Energy XXI (Bermuda) Limited, UBS Securities LLC and Credit Suisse Securities (USA) LLC.
3.1	Certificate of Designations of 7.25% Convertible Perpetual Preferred Stock of Energy XXI (Bermuda) Limited.
5.1	Opinion of Appleby Global, dated December 10, 2009.
5.2	Opinion of Appleby Global, dated December 10, 2009.
23.1	Consent of Appleby Global (contained in Exhibit 5.1 hereto).
23.2	Consent of Appleby Global (contained in Exhibit 5.2 hereto).
99.1	Press Release of Energy XXI (Bermuda) Limited, dated December 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By:	/s/ David West Griffin
Name:	David West Griffin
Title:	Chief Financial Officer

December 11, 2009

EXHIBIT INDEX

Exhibit Number	Description
1.1
Underwriting Agreement, dated December 8, 2009, by and among Energy XXI (Bermuda) Limited, UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated December 8, 2009, by and among Energy XXI (Bermuda) Limited, UBS Securities LLC and Credit Suisse Securities (USA) LLC.
3.1	Certificate of Designations of 7.25% Convertible Perpetual Preferred Stock of Energy XXI (Bermuda) Limited.
5.1	Opinion of Appleby Global, dated December 10, 2009.
5.2	Opinion of Appleby Global, dated December 10, 2009.
23.1	Consent of Appleby Global (contained in Exhibit 5.1 hereto).
23.2	Consent of Appleby Global (contained in Exhibit 5.2 hereto).
99.1	Press Release of Energy XXI (Bermuda) Limited, dated December 9, 2009.